Exhibit 99.2

Immediate Release
Contact
Patrick Nolan
248.754.0884

BORGWARNER DECLARES QUARTERLY DIVIDEND

Auburn Hills, Michigan, February 6, 2025 – On February 5, 2025, the Board of Directors of BorgWarner Inc. (NYSE: BWA) declared a quarterly cash dividend of $0.11 per share of common stock. The dividend is payable on March 17, 2025, to stockholders of record on March 3, 2025.

For more than 130 years, BorgWarner Inc. (NYSE: BWA) has been a transformative global product leader bringing successful mobility innovation to market. Today, we're accelerating the world's transition to eMobility -- to help build a cleaner, healthier, safer future for all.
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